UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

Dolan Media Company
 (Exact name of registrant as specified in its charter)

Delaware	001-33603	43-2004527
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 317-9420

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2009, the Board of Directors of Dolan Media Company (the “Company”) announced the declaration of a dividend of one Right for each outstanding share of Common Stock (the “Common Shares”) of the Company (a “Right”). The dividend is payable to the stockholders of record on February 9, 2009 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock (the “Preferred Shares”) of the Company at a price of $40.00 per one ten-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of January 29, 2009, as it may from time to time be supplemented or amended (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”).

Until the earlier of (1) the close of business on the tenth day after the first public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of Common Shares equal to or in excess of 15% or more of the then-outstanding Common Shares (an “Acquiring Person”), or (2) the close of business on the tenth day (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership of such person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by the Common Share certificates (or, for Common Shares held in book-entry accounts through the direct registration service of the Company’s transfer agent, by such book-entry accounts (together with a direct registration transaction advice with respect to such shares)), will be transferable only by the transfer of the Common Shares associated with such Rights and any transfer of the Common Shares (including a transfer to the Company) will constitute a transfer of the Rights. As described below, after a person or group becomes an Acquiring Person, the Rights may not be redeemed or amended.

Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a legend incorporating the Rights Agreement by reference (or, for Common Shares held in book-entry accounts through the direct registration service of the Company’s transfer agent, a legend on the direct registration transaction advice with respect to such shares.) Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights. In the event the Company elects to distribute any Rights by crediting book-entry accounts, separate Rights Certificates will not be issued with respect to some or all of the Rights and any legend required on a Rights Certificate will be placed on the direct registration transaction advice with respect to such Rights.

The Rights will expire on January 29, 2019 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are redeemed earlier by the Company, in each case, as described below.

The Rights are not exercisable for Preferred Shares until the Distribution Date. If a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than those described in the next sentence) will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right instead of Preferred Shares. All Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (and certain related persons or transferees) will be null and void.

At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that have become null and void), in whole or in part, without any additional payment, for Common Shares, at an exchange ratio of one Common Share (or of a share of a class or series of the Company’s preferred shares having equivalent rights, preferences and privileges) per Right (subject to adjustment).

At any time after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, if (1) the Company is the surviving corporation in a merger with any other company or entity, (2) the Company is acquired in a merger or other business combination transaction, (3) 50% or more of the Company’s consolidated assets or earning power are sold, or (4) an Acquiring Person engages in certain “self-dealing” transactions with the Company, each holder of a Right (other than those whose Rights have become null and void) will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price of the Right, that number of shares of common stock of the surviving or acquiring company which at the time of such transaction will have a market value of two times the Purchase Price of such Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to a person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem all, but not less than all, of the Rights at a price of $.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Any of the provisions of the Rights may be amended by the Board of Directors in its sole discretion. However, after a person or group becomes an Acquiring Person, any such amendment must not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain related persons and transferees).

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 4.1 to this Current Report on Form 8-K. This summary description of the Rights and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company’s Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s stockholders. Because the Company’s Board of Directors can redeem the Rights and amend the Rights Agreement in any respect prior to a person or group becoming an Acquiring Person, the Rights should not interfere with a merger or other business combination approved by the Board of Directors of the Company.

The Company filed a press release dated January 29, 2009 announcing the adoption of the Rights Agreement, a copy of which is included herewith as Exhibit 99.1.

Item 3.03. Material Modification to Rights of Security Holders.

See the description set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which is incorporated into this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2009, James P. Dolan, Chairman, Chief Executive Officer and President, Scott J. Pollei, Executive Vice President and Chief Financial Officer, and Mark W.C. Stodder, Executive Vice President-Business Information, each entered into a letter agreement with the Company to waive the salary increase set forth in their respective employment agreements for calendar year 2009. These waivers do not affect any bonus or other compensation for which Messrs. Dolan, Pollei or Stodder are eligible under their employment agreements, short term cash incentive plans, or other Company plans, including the 2007 Incentive Compensation Plan, nor do they prevent the Compensation Committee from increasing their respective base salaries later in 2009.

The foregoing description of the waivers is qualified in its entirety by reference to the full text of the letter agreements that are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2009, the Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. See the description set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K for a description of the rights and preferences of the Preferred Shares issuable upon exercise of the Rights. A copy of the Certificate of Designations of Series A Junior Participating Preferred Stock is attached as Exhibit. 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibits
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Dolan Media Company.
4.1
Rights Agreement, dated as of January 29, 2009, by and between Dolan Media Company and Mellon Investor Services LLC, as Rights Agent (which includes as: Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock; Exhibit B the Form of Rights Certificates; and Exhibit C the Summary of Rights to Purchase Preferred Stock).

10.1	Letter Agreement of James P. Dolan dated February 3, 2009, regarding waiver of 2009 salary increase
10.2	Letter Agreement of Scott J. Pollei dated February 3, 2009, regarding waiver of 2009 salary increase
10.3	Letter Agreement of Mark W.C. Stodder dated February 3, 2009, regarding waiver of 2009 salary increase
99.1	Press Release of Company dated January 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY
By:	/s/ Scott J. Pollei

Name: Its:	Scott J. Pollei Executive Vice President and Chief Financial Officer

Dated: February 3, 2009

Exhibit Index

Exhibit
Number	Description of Exhibits
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Dolan Media Company.
4.1
Rights Agreement, dated as of January 29, 2009, by and between Dolan Media Company and Mellon Investor Services LLC, as Rights Agent (which includes as: Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock; Exhibit B the Form of Rights Certificates; and Exhibit C the Summary of Rights to Purchase Preferred Stock).

10.1	Letter Agreement of James P. Dolan dated February 3, 2009, regarding waiver of 2009 salary increase
10.2	Letter Agreement of Scott J. Pollei dated February 3, 2009, regarding waiver of 2009 salary increase
10.3	Letter Agreement of Mark W.C. Stodder dated February 3, 2009, regarding waiver of 2009 salary increase
99.1	Press Release of Company dated January 29, 2009